EXHIBIT 99.1
GoPro Announces First Quarter Results
Revenue of $155 million was 7% Above Guidance
GoPro Subscribers Grew 6% Year-over-Year to 2.5 million
Subscription and Service Revenue was $26 million, up 12% Year-over-Year

SAN MATEO, Calif., May 7, 2024 - GoPro, Inc. (NASDAQ: GPRO) announced financial results for its first quarter ended March 31, 2024 and posted management commentary, including forward-looking guidance, in the investor relations section of its website at https://investor.gopro.com.

“GoPro exceeded our revenue target in Q1, and we are making progress on our multi-year TAM expansion strategy, but it is taking more time than we anticipated,” said Nicholas Woodman, GoPro’s founder and CEO. “We believe our investments to grow our brand, retail presence and broader product line will restore growth and profitability over the long term. Patience is required, but our progress and product roadmap give us confidence.”

“Subscription and service revenue continues to grow and our Q1 aggregate annual subscriber retention rate of 69% was an all-time high,” said Brian McGee, GoPro’s CFO and COO. “Entering Q2, our annual recurring revenue from subscription is approximately $125 million.”
Q1 2024 Financial Results
•Revenue was $155 million, down 11% year-over-year.
•Subscription and service revenue increased 12% year-over-year to $26 million.
•GoPro subscriber count ended Q1 at 2.5 million, up 6% year-over-year.
•Revenue from the retail channel was $106 million, or 68% of total revenue and up 33% year-over-year. GoPro.com revenue, including subscription and service revenue, was $49 million, or 32% of total revenue and down 48% year-over-year.
•GAAP net loss was $339 million, or a $2.24 loss per share, compared to a net loss of $30 million or $0.19 loss per share, in the prior year period, due to the recording of a $295 million tax valuation allowance.
•Non-GAAP net loss was $32 million, or $0.21 loss per share, compared to a non-GAAP net loss of $25 million, or $0.16 loss per share, in the prior year period. For non-GAAP purposes, we have excluded the tax valuation allowance charge just as we excluded the tax valuation benefit in Q3 of 2021.
•GAAP and non-GAAP gross margin was 34.1% and 34.4%, respectively. This compares to GAAP and non-GAAP gross margin of 30.0% and 30.3%, respectively, in the prior year period.
•Adjusted EBITDA was negative $29 million, compared to negative $28 million in the prior year period.
•Cameras with Manufacturer’s Suggested Retail Prices (MSRP) at or above $400 represented 70% of Q1 2024 camera revenue. Entry-level products accounted for 20% of camera revenue.
•Q1 2024 Street ASP was $395, a 5% increase year-over-year.
•Cash and marketable securities were $134 million at the end of the first quarter.
Recent Business Highlights
•In February 2024, GoPro completed its acquisition of Australian maker of tech-enabled motorcycle helmets, Forcite Helmet Systems.

•In February 2024, GoPro released Quik Desktop App for macOS and introduced a new $99.99 Premium+ subscription tier.

Results Summary:

	Three months ended March 31,
($ in thousands, except per share amounts)	2024	2023	% Change
Revenue	$155,469	$174,720	(11.0)%
Gross margin
GAAP	34.1%	30.0%	410 bps
Non-GAAP	34.4%	30.3%	410 bps
Operating loss
GAAP	$(41,413)	$(39,814)	4.0%
Non-GAAP	$(29,896)	$(29,761)	0.5%
Net loss
GAAP	$(339,088)	$(29,869)	1,035.3%
Non-GAAP (1)	$(31,689)	$(25,485)	24.3%
Diluted net loss per share
GAAP	$(2.24)	$(0.19)	1,078.9%
Non-GAAP (1)	$(0.21)	$(0.16)	31.3%
Adjusted EBITDA	$(29,301)	$(27,526)	6.4%
(1)     For the three months ended March 31, 2024, the income tax adjustments reflect current and deferred income tax and the effect of non-GAAP adjustments to better align with SEC guidance, and also includes the establishment of a valuation allowance on United States federal and state deferred tax assets. For comparative purposes, income tax adjustments for the three months ended March 31, 2023, have been revised to reflect current and deferred income tax expense (benefit) and the effect of non-GAAP adjustments.

Conference Call
GoPro management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company’s financial results.
Prior to the start of the call, the Company will post Management Commentary on the “Events & Presentations” section of its investor relations website at https://investor.gopro.com. Management will make brief opening comments before taking questions.
To listen to the live conference call, please call +1 833-470-1428 (US) or +1 404-975-4839 (International) and enter access code 049805, approximately 15 minutes prior to the start of the call. A live webcast of the conference call will be accessible on the “Events & Presentations” section of the Company’s website at https://investor.gopro.com. A recording of the webcast will be available on GoPro’s website, https://investor.gopro.com, from approximately two hours after the call through August 5, 2024.
About GoPro, Inc. (NASDAQ: GPRO)
GoPro helps the world capture and share itself in immersive and exciting ways.
GoPro has been recognized as an employer of choice by both Outside Magazine and US News & World Report for being among the best places to work. Open roles can be found on our careers page. For more information, visit GoPro.com.
Connect with GoPro on Facebook, Instagram, LinkedIn, TikTok, X, YouTube, and GoPro's blog, The Current. GoPro customers can submit their photos and videos to GoPro Awards for an opportunity to be featured on GoPro's social channels and receive gear and cash awards. Members of the press can access official logos and imagery on our press portal.
GoPro, HERO and their respective logos are trademarks or registered trademarks of GoPro, Inc. in the United States and other countries.
GoPro’s Use of Social Media
GoPro announces material financial information using the Company’s investor relations website, SEC filings, press releases, public conference calls and webcasts. GoPro may also use social media channels to communicate about the Company, its brand and other matters; these communications could be deemed material information. Investors and others are encouraged to review posts on Facebook, Instagram, LinkedIn, TikTok, X, YouTube, and GoPro’s investor relations website and blog, The Current.
Note Regarding Use of Non-GAAP Financial Measures
GoPro reports gross profit, gross margin percentage, operating expenses, operating income (loss), other income (expense), tax expense (benefit), net income (loss) and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis. Additionally, GoPro reports non-GAAP adjusted EBITDA. Non-GAAP items exclude, where applicable, the effects of stock-based compensation, acquisition-related costs, restructuring and other related costs, (gain) loss on extinguishment of debt, and the tax impact of these items. When planning, forecasting, and analyzing gross margin, operating expenses, operating income (loss), other income (expense), tax expense (benefit), net income (loss) and net income (loss) per share for future periods, GoPro does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for reconciling items which are inherently difficult to predict with reasonable accuracy. A reconciliation of preliminary GAAP to non-GAAP measures has been provided in this press release, and investors are encouraged to review the reconciliation.
Note on Forward-looking Statements
This press release may contain projections or other forward-looking statements within the meaning Section 27A of the Private Securities Litigation Reform Act. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “should,” “will,” “plan” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements in this press release may include but are not limited to statements regarding our expectations for profitability, revenue growth and subscription growth; expanded product roadmap, product pricing strategy, expanded distribution and overall consumer demand for our products. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements include the inability to achieve our revenue growth or profitability in the future, and if revenue growth or profitability is achieved, the inability to sustain it; the fact that an economic downturn or economic uncertainty in our key U.S. and international markets, inflation, and fluctuations in interest rates or currency exchange rates may adversely affect consumer discretionary spending and demand for our products; the fact that our goal to grow revenue and be profitable relies upon our ability to grow sales from our direct-to-consumer business and our retail partners and distributors; our ability to acquire and retain subscribers; our reliance on third-party suppliers, some of which are sole-source suppliers, to provide services and components for our products which may be impacted due to supply shortages, long lead times or other service disruptions that may lead to increased costs due to the effects of global conflicts and geopolitical issues such as the ongoing conflicts in the Middle East, Ukraine or China-Taiwan relations; our ability to maintain the value and reputation of our brand and protect our intellectual property and proprietary rights; the risk that our sales fall below our forecasts, especially during the holiday season; the risk we fail to manage our operating expenses effectively, which may result in our financial performance suffering the fact that our continued profitability depends in part on further penetrating our total addressable market, and we may not be successful in doing so; the fact that we rely on sales of our cameras, mounts and accessories for substantially all of our revenue, and any decrease in the sales or change in sales mix of these products could harm our business; the risk that we may not successfully manage product introductions, product transitions, product pricing and marketing; our ability to maintain profitability if there are delays or issues in our product launches; the fact that a small number of retailers and distributors account for a substantial portion of our revenue and our level of business with them could be significantly reduced; our ability to attract, engage and retain qualified personnel; any changes to trade agreements, trade policies, tariffs, and import/export regulations; the impact of competition on our market share, revenue and profitability; the fact that we may experience fluctuating revenue, expenses and profitability in the future; risks related to inventory, purchase commitments and long-lived assets; the risk that we will encounter problems with our distribution system; the threat of a security breach or other disruption including cyberattacks; the concern that our intellectual property and proprietary rights may not adequately protect our products and services; the effects of global conflicts and geopolitical issues such as the conflicts in the Middle East, Ukraine or China-Taiwan relations and its effects on the United States and global economies and our business in particular; and other factors detailed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2023, which is on file with the Securities and Exchange Commission (SEC), and as updated in filings with the SEC including the Quarterly Report on Form 10-Q for the quarter ended March 31, 2024. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. GoPro disclaims any obligation to update these forward-looking statements.

GoPro, Inc.
Preliminary Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended March 31,
(in thousands, except per share data)	2024	2023
Revenue	$155,469	$174,720
Cost of revenue	102,431	122,218
Gross profit	53,038	52,502

Operating expenses:
Research and development	44,612	38,185
Sales and marketing	35,146	38,055
General and administrative	14,693	16,076
Total operating expenses	94,451	92,316
Operating loss	(41,413)	(39,814)
Other income (expense):
Interest expense	(674)	(1,153)
Other income, net	1,208	2,845
Total other income, net	534	1,692
Loss before income taxes	(40,879)	(38,122)
Income tax expense (benefit)	298,209	(8,253)
Net loss	$(339,088)	$(29,869)

Basic and diluted net loss per share	$(2.24)	$(0.19)

Weighted-average number of shares outstanding, basic and diluted	151,091	155,402

GoPro, Inc.
Preliminary Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$133,658	$222,708
Marketable securities	—	23,867
Accounts receivable, net	68,895	91,452
Inventory	131,252	106,266
Prepaid expenses and other current assets	35,704	38,298
Total current assets	369,509	482,591
Property and equipment, net	8,919	8,686
Operating lease right-of-use assets	17,647	18,729
Goodwill	152,351	146,459
Other long-term assets	27,329	311,486
Total assets	$575,755	$967,951

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$64,022	$102,612
Accrued expenses and other current liabilities	89,347	110,049
Short-term operating lease liabilities	10,525	10,520
Deferred revenue	55,808	55,913
Total current liabilities	219,702	279,094
Long-term taxes payable	12,105	11,199
Long-term debt	92,743	92,615
Long-term operating lease liabilities	22,971	25,527
Other long-term liabilities	3,322	3,670
Total liabilities	350,843	412,105

Stockholders’ equity:
Common stock and additional paid-in capital	1,006,527	998,373
Treasury stock, at cost	(193,231)	(193,231)
Accumulated deficit	(588,384)	(249,296)
Total stockholders’ equity	224,912	555,846
Total liabilities and stockholders’ equity	$575,755	$967,951

GoPro, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three months ended March 31,
(in thousands)	2024	2023
Operating activities:
Net loss	$(339,088)	$(29,869)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,325	1,809
Non-cash operating lease cost	1,082	1,483
Stock-based compensation	8,770	10,314
Deferred income taxes	296,775	(9,921)
Other	651	(1,326)
Net changes in operating assets and liabilities	(67,918)	(39,592)
Net cash used in operating activities	(98,403)	(67,102)

Investing activities:
Purchases of property and equipment, net	(964)	(483)
Purchases of marketable securities	—	(25,782)
Maturities of marketable securities	24,000	34,000
Acquisition, net of cash acquired	(12,308)	—
Net cash provided by investing activities	10,728	7,735

Financing activities:
Proceeds from issuance of common stock	1,379	2,324
Taxes paid related to net share settlement of equity awards	(1,977)	(4,251)
Repurchase of outstanding common stock	—	(5,000)
Net cash used in financing activities	(598)	(6,927)
Effect of exchange rate changes on cash and cash equivalents	(777)	385
Net change in cash and cash equivalents	(89,050)	(65,909)
Cash and cash equivalents at beginning of period	222,708	223,735
Cash and cash equivalents at end of period	$133,658	$157,826

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures

To supplement our unaudited selected financial data presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin percentage, operating expenses, operating income (loss), other income (expense), tax expense (benefit), net income (loss), diluted net income (loss) per share and adjusted EBITDA. We also provide forecasts of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other income (expense), non-GAAP tax expense (benefit), non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. We use these non-GAAP financial measures to help us understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operational plans. Our management uses and believes that investors benefit from referring to these non-GAAP financial measures in assessing our operating results. These non-GAAP financial measures should not be considered in isolation from, or as an alternative to, the measures prepared in accordance with GAAP, and are not based on any comprehensive set of accounting rules or principles. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:
•the comparability of our on-going operating results over the periods presented;
•the ability to identify trends in our underlying business; and
•the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.
These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Some of these limitations are:
•adjusted EBITDA does not reflect income tax expense (benefit), which may change cash available to us;
•adjusted EBITDA does not reflect interest income (expense), which may reduce cash available to us;
•adjusted EBITDA excludes depreciation and amortization and, although these are non-cash charges, the property and equipment being depreciated and amortized often will have to be replaced in the future, and adjusted EBITDA does not reflect any cash capital expenditure requirements for such replacements;
•adjusted EBITDA excludes the amortization of point of purchase (POP) display assets because it is a non-cash charge, and is treated similarly to depreciation of property and equipment and amortization of acquired intangible assets;
•adjusted EBITDA and non-GAAP net income (loss) exclude restructuring and other related costs which primarily include severance-related costs, stock-based compensation expenses, manufacturing consolidation charges, facilities consolidation charges recorded in connection with restructuring actions, including right-of-use asset impairment charges (if applicable), and the related ongoing operating lease cost of those facilities recorded under ASC 842, Leases. These expenses do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of current operating performance or comparisons to the operating performance in other periods;
•adjusted EBITDA and non-GAAP net income (loss) exclude stock-based compensation expense related to equity awards granted primarily to our workforce. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, we note that companies calculate stock-based compensation expense for the variety of award types that they employ using different valuation methodologies and subjective assumptions. These non-cash charges are not factored into our internal evaluation of non-GAAP net income (loss) as we believe their inclusion would hinder our ability to assess core operational performance;
•adjusted EBITDA and non-GAAP net income (loss) excludes any gain or loss on the extinguishment of debt because it is not reflective of ongoing operating results in the period, and the frequency and amount of such gains and losses vary;
•non-GAAP net income (loss) excludes acquisition-related costs including the amortization of acquired intangible assets (primarily consisting of acquired technology), the impairment of acquired intangible assets (if applicable), as well as third-party transaction costs incurred for legal and other professional services. These costs are not factored into our evaluation of potential acquisitions, or of our performance after completion of the acquisitions because these costs are not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such costs vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses being acquired. Although we exclude the amortization of acquired intangible assets from our non-GAAP net income (loss), management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and can contribute to revenue generation;
•non-GAAP net income (loss) includes income tax adjustments. Beginning in the first quarter of 2024, we revised our income tax adjustments to reflect the current and deferred income tax and the effect of non-GAAP adjustments to better align with SEC guidance, and included the establishment of a valuation allowance on United States federal and state deferred tax assets. For comparative purposes, we have revised the prior year income tax adjustments to reflect current and deferred income tax expenses and the effect of non-GAAP adjustments;
•GAAP and non-GAAP net income (loss) per share includes the dilutive, tax effected cash interest expense associated with our 2025 Notes in periods of net income, as if converted at the beginning of the period; and
•other companies may calculate these non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliations of non-GAAP financial measures are set forth below:

	Three months ended March 31,
(in thousands, except per share data)	2024	2023
GAAP net loss	$(339,088)	$(29,869)
Stock-based compensation:
Cost of revenue	415	466
Research and development	4,265	4,746
Sales and marketing	1,744	2,178
General and administrative	2,346	2,924
Total stock-based compensation	8,770	10,314

Acquisition-related costs:
Research and development	156	—
General and administrative	681	—
Total acquisition-related costs	837	—

Restructuring and other costs:
Cost of revenue	—	(14)
Research and development	866	(135)
Sales and marketing	467	(75)
General and administrative	577	(37)
Total restructuring and other costs	1,910	(261)

Income tax adjustments (1)	295,882	(5,669)
Non-GAAP net loss	$(31,689)	$(25,485)

GAAP and non-GAAP shares for diluted net loss per share	151,091	155,402

GAAP diluted net loss per share	$(2.24)	$(0.19)
Non-GAAP diluted net loss per share	$(0.21)	$(0.16)
(1)     For the three months ended March 31, 2024, the income tax adjustments reflect current and deferred income tax and the effect of non-GAAP adjustments to better align with SEC guidance, and also includes the establishment of a valuation allowance on United States federal and state deferred tax assets. For comparative purposes, income tax adjustments for the three months ended March 31, 2023, have been revised to reflect current and deferred income tax expense (benefit) and the effect of non-GAAP adjustments.

	Three months ended March 31,
(dollars in thousands)	2024	2023
GAAP gross margin as a % of revenue	34.1%	30.0%
Stock-based compensation	0.3	0.3
Non-GAAP gross margin as a % of revenue	34.4%	30.3%

GAAP operating expenses	$94,451	$92,316
Stock-based compensation	(8,355)	(9,848)
Acquisition-related costs	(837)	—
Restructuring and other costs	(1,910)	247
Non-GAAP operating expenses	$83,349	$82,715

GAAP operating loss	$(41,413)	$(39,814)
Stock-based compensation	8,770	10,314
Acquisition-related costs	837	—
Restructuring and other costs	1,910	(261)
Non-GAAP operating loss	$(29,896)	$(29,761)

	Three months ended March 31,
(in thousands)	2024	2023
GAAP net loss	$(339,088)	$(29,869)
Income tax expense (benefit)	298,209	(8,253)
Interest income, net	(1,289)	(1,683)
Depreciation and amortization	1,325	1,809
POP display amortization	862	417
Stock-based compensation	8,770	10,314
Restructuring and other costs	1,910	(261)
Adjusted EBITDA	$(29,301)	$(27,526)

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